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                                                                    EXHIBIT 99.2

                         PACIFIC CONTINENTAL CORPORATION
                                RESTRICTED STOCK

                                 AWARD AGREEMENT

      THIS AWARD AGREEMENT ("Agreement") is entered into by and between Pacific Continental Corporation ("Company") and _______________ ("Grantee").

1.    Basic Terms of Award

      Number of Shares of Restricted
      Stock Subject to the Award:                       ________________________

      Fair Market Value (per share) on
      Date of Award of Shares of Restricted Stock       ________________________

      Amount Required to be Paid for Shares of
      Restricted Stock: $0.00                           ________________________

      Date of Award:                                    ________________________

2. Company hereby awards to Grantee the number of shares of Restricted Stock described above ("Award").

3. The Award is made under the Pacific Continental Corporation 2006 Stock Option and Equity Compensation Plan of (the "Plan"), a copy of which has been provided to Grantee. The terms and conditions of the plan are hereby incorporated herein and made a part hereof. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.

4. Except as otherwise provided in the Plan, shares of Restricted Stock subject to this Award shall be forfeited to Company for no consideration, immediately after Grantee first ceases to be an Employee or Director, to the extent such shares have not Vested on or before such time in accordance with the following vesting scheduled:

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If Grantee is an Employee or      Then the following
Director, without interruption,   percent of the number
from the Date of Award until      of shares of Restricted
the following anniversary date    Stock subject to the
of the Date of Award              Award shall Vest *        Performance Targets

* Rounded up in each case to the nearest whole number; provided, however, that in no event shall Grantee have the right to acquire hereunder, over the entire vesting period, more than the total number of shares of Restricted Stock subject to the Award.

5. Grantee shall have all of the rights of a shareholder with respect to shares of Restricted Stock subject to this Award, until such shares are forfeited as provided herein or in the Plan.

6. Shares of Restricted Stock subject to this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, until and unless such shares Vest.

7. Shares of Restricted Stock subject to this Award shall not be issued, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the Restricted Stock may then be listed. Issuance of shares of Restricted Stock is further subject to the approval of counsel for Company with respect to such compliance.

8. Company, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the issuance of Restricted Stock subject to this Award, including, but not limited to, (i) withholding, or causing to be withheld, from any form of compensation or other amount due Grantee any amount required to be withheld under applicable tax laws, or (ii) as a condition to recognizing any rights of Grantee under the Award, requiring Grantee to make arrangements satisfactory to Company (including, without limitation, paying amounts) to satisfy any tax obligations, as a condition to recognizing any rights of Grantee under the Award.

9.    Grantee acknowledges that he understands the following:

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      a.    Under Section 83(a) of the U.S. Internal Revenue Code of 1986, as
            amended (the "Code"), the excess of the fair market value on the date of Vesting of the shares of Restricted Stock over the fair market value on the Date of Award of such shares will be taxed at the time of Vesting as ordinary income and subject to payroll and withholding taxes and to tax reporting, as applicable.

      b. Grantee may elect under Section 83(b) of the Code to be taxed at ordinary income rates based on the fair market value of the shares of Restricted Stock at the time such shares are awarded, rather than at the time and as the shares of Restricted Stock Vest. Such election (an "83(b) Election") must be filed with the Internal Revenue Service within thirty (30) days from the Date of Award. Grantee (a) will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if shares of Restricted Stock are subsequently forfeited to the Company, and (b) the 83(b) Election may cause Grantee to recognize more compensation income than he would have otherwise recognized if the value of the shares of Restricted Stock subsequently declines. The form for making an 83(b) Election is attached hereto as Exhibit
            A. FAILURE TO FILE SUCH ELECTION WITHIN THE REQUIRED THIRTY (30) DAY PERIOD AND AS OTHERWISE DESCRIBED IN THE FORM MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY GRANTEE AS SHARES OF RESTRICTED STOCK VEST.

      c. The foregoing is only a summary of the federal income tax laws that apply to the shares of Restricted Stock and does not purport to be complete. GRANTEE IS DIRECTED TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE ANY OTHER APPLICABLE TAX LAWS, AND THE TAX CONSEQUENCES OF HIS DEATH.

10. Grantee agrees to deliver a Stock Power and Assignment Separate from Certificate in the form attached as Exhibit B (with the name of the transferee, number of shares, certificate number and date left blank), executed by Grantee and his spouse, if any, along with any certificate(s) evidencing shares of Restricted Stock issued to him, to the Secretary of the Company or its designee ("Escrow Holder"). GRANTEE HEREBY APPOINTS THE ESCROW HOLDER TO HOLD SUCH STOCK POWER AND ANY SUCH CERTIFICATE(S) IN ESCROW AND TO TAKE ALL SUCH ACTIONS, AND TO EFFECTUATE ALL SUCH TRANSFERS AND/OR RELEASES OF SUCH SHARES, AS ARE REQUIRED TO EFFECTUATE THE TERMS OF THIS AWARD. The foregoing appointment is a power coupled with an interest and may not be revoked by Grantee. Grantee and the Company agree that any Escrow Holder will not be liable to any party to any person for any actions or omissions, unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions by this Agreement. Shares of Restricted Stock subject to this Award shall be released to Grantee from escrow as they Vest.

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11.   Grantee agrees that shares of Restricted Stock subject to this Award may be forfeited as described herein and that the certificate(s) representing such shares will bear a legend in substantially the following form:

            "The securities represented by this certificate are subject to certain transfer and forfeiture restrictions and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner. A copy of the agreement and plan may be obtained at the principal office of the issuer. Such transfer and forfeiture restrictions are binding on transferees of these shares."

12.   Miscellaneous.

      a. All pronouns shall be deemed to include the masculine, feminine, neuter, singular or plural forms thereof, as the context may require. All references to "paragraph" shall be deemed to refer to paragraphs of this Agreement, unless otherwise specifically stated.

      b. All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Company, to its home office, marked to the attention of the corporate secretary of Company; or (ii) if to Grantee, to his address set forth on the signature page hereof. Any notice or other writings so delivered shall be deemed given, if by mail, on the second (2nd) business day after mailing and, if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or other writings are thereafter to be addressed or delivered.

      c. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

      d. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

      e. It is the intention of the parties that the internal laws of the State of Oregon (irrespective of any choice of law principles) shall govern the validity of this

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            Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

      f. The terms, conditions and covenants of this Agreement are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY                             PACIFIC CONTINENTAL CORPORATION,
                                    an Oregon corporation

                                    By ___________________________________

                                    Print name: __________________________

                                    Title: _______________________________

GRANTEE

                                    ______________________________________

                                    Print Name: __________________________

                                    Address: _____________________________

                                             _____________________________

                                             _____________________________

                                    Social Security No. __________________

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                                 ACKNOWLEDGEMENT

      GRANTEE HEREBY ACKNOWLEDGES THAT HE HAS RECEIVED A COPY OF THE PLAN.

                                          ______________________________________

                                          Print Name:___________________________

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                                    EXHIBIT A

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

      The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

      1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

      NAME OF TAXPAYER: ________________________________________________________

      NAME OF SPOUSE: __________________________________________________________

      ADDRESS: _________________________________________________________________

      SOCIAL SECURITY NO. OF TAXPAYER: _________________________________________

      SOCIAL SECURITY NO. OF SPOUSE: ___________________________________________

      2. The property with respect to which the election is made is described as follows: _______________ shares of the common stock of Pacific Continental Corporation, an Oregon corporation (the "Company").

      3. The date on which the property was transferred is:_____________________

      4. The property is subject to the following restrictions:

      The property will be forfeited to the Company taxpayer's services with the Company are terminated. The foregoing restrictions lapse in a series of installments over a 4-year period ending on ______________________.

      5. The aggregate fair market value at the time of transfer of such property (determined without regard to any restriction other than a restriction that by its terms will never lapse) is: $____________

      6. The amount (if any) paid for such property is: $0.00

      The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

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      The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated: _____________________

Taxpayer                                  ______________________________________

                                          Print Name: __________________________

Spouse                                    ______________________________________

                                          Print Name: __________________________

IF YOU DECIDE TO MAKE AN 83(b) ELECTION, YOU MUST FILE THIS FORM WITHIN THIRTY
(30) DAYS OF THE DATE OF AWARD AND AS OTHERWISE DESCRIBED BELOW.

                             DISTRIBUTION OF COPIES

      1. The original is to be filed with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than thirty (30) days after the date the property was transferred.

      2. Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.

      3. Provide a copy to the Company.

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                                    EXHIBIT B

                           STOCK POWER AND ASSIGNMENT
                           SEPARATE FROM CERTIFICATE *

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, _________ shares of the common stock of Pacific Continental Corporation, an Oregon corporation, standing in the undersigned's name on the books of said corporation represented by Certificate(s) No._______________________________ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: _____________________

Taxpayer                                  ______________________________________

                                          Print Name: __________________________

Spouse                                    ______________________________________

                                          Print Name: __________________________

*GRANTEE AND HIS SPOUSE SHOULD SIGN THIS STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE, BUT LEAVE BLANK THE NAME OF THE TRANSFEREE, NUMBER OF SHARES, CERTIFICATE NUMBER AND DATE.

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